OrthoPediatrics Corp. Reports First Quarter 2020 Financial Results

Initiates Senior Executive Succession Plan with Appointment of David Bailey as President and Fred Hite as Chief Operating Officer and Chief Financial Officer

WARSAW, Indiana, May 5, 2020 — OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq:KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, announced today its financial results for the first quarter ended March 31, 2020.

First Quarter 2020 and Recent Business Highlights
•Generated total revenue of $16.4 million for first quarter 2020, up 11.6% from $14.7 million in first quarter 2019; domestic revenue growth was 30.4% for the first quarter 2020
•Acquired ApiFix and MID-C system on April 1st that expands portfolio of novel technologies to treat scoliosis
•Received FDA 510(k) clearance and expanded neuromuscular indications for RESPONSE™ Scoliosis System and launched Large Fragment Cannulated Screw System in the U.S.
•Expanded the domestic sales organization to 167 consultants, up 21.0% from first quarter 2019 of 138 consultants
•Converted Italy to direct sales agency model, expanding international agencies to a total of 8
•Deployed $3.3 million of consignment sets in first quarter 2020, up 22.2% compared to $2.7 million in the same period prior year
•Recognized as one of the Best Places to Work in Indiana for a fourth year
•Maintained strong balance sheet with approximately $54.9 million in cash and restricted cash as of March 31, 2020
•Suspended full year 2020 revenue growth and set consignment guidance, reflecting uncertainties regarding the impact of COVID-19
•Initiated senior executive succession plan and appointed David Bailey as President and Fred Hite as Chief Operating Officer and Chief Financial Officer, effective June 3, 2020

Mark Throdahl, President and Chief Executive Officer of OrthoPediatrics, commented, “First, we would like to thank our colleagues and the entire healthcare community for their dedication addressing the global COVID-19 pandemic. The extraordinary effort displayed by our team at this time as we continue to execute against our strategic initiatives is a testament to our Company’s culture, which is the foundation of all our success. We saw a strong start to the year with 30% domestic revenue growth for the quarter, and we are pleased to sustain our momentum on corporate initiatives that will allow us to emerge from the COVID-19 crisis stronger than when we entered it.”

Mr. Throdahl continued, “With our leading industry position and proven business model, we were able to complete the acquisition of ApiFix and its MID-C system on April 1st that is one of only two FDA-approved technologies that potentially allows patients to avoid fusion surgery altogether. Combined with the launch of our Large Fragment Cannulated Screw system and the recent FDA approval of

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expanded indications for our RESPONSE™ Scoliosis System as well as Orthex and other important new products, we look forward to offering an expanded portfolio as elective surgeries resume. We remain committed to our mission to provide children access to pediatric-specific solutions worldwide and are prepared to serve our customers, whatever the size of the surge in demand later this year. I am proud of our entire organization and expect seamless continuity with Dave Bailey as President and Fred Hite as COO and CFO as I remain Chief Executive Officer and prepare for my future transition to Executive Chairman.”

Terry Schlotterback, OrthoPediatrics’ Chairman of the Board, added, “After the successful IPO of the Company, Mark approached the Board indicating that it was appropriate to begin planning the CEO succession following his 70th birthday in 2021. We are fortunate to have two leaders of exceptional quality in both Dave Bailey and Fred Hite. Together, they will maintain the strategic progress, financial track record, and engaging culture that have distinguished OrthoPediatrics during Mark’s tenure as CEO. The Board looks forward to welcoming Mark into the future Executive Chairman role and remaining a full-time officer of the Company.”

Management Updates
The Company appointed David Bailey as President and Fred Hite as Chief Operating Officer and Chief Financial Officer, effective June 3, 2020. Currently, Mr. Bailey is Executive Vice President and Mr. Hite is CFO. These promotions commence an orderly process of senior executive succession in anticipation of Mr. Bailey being named CEO and Mr. Throdahl becoming Executive Chairman from President and CEO at the appropriate future time. Following that transition, Mr. Throdahl will continue working from the Company’s Warsaw headquarters and maintaining direct involvement in investor relations, strategy development, and operational travel in the field.

First Quarter 2020 Financial Results
Total revenue for the first quarter of 2020 was $16.4 million, a 11.6% increase compared to $14.7 million for the same period last year. U.S. revenue for the first quarter of 2020 was $13.4 million, a 30.4% increase compared to $10.3 million for the same period last year, representing 81.8% of total revenue. International revenue for the first quarter of 2020 was $3.0 million, a 32.3% decrease compared to $4.4 million for the same period last year, representing 18.2% of total revenue. International markets were impacted earlier by COVID, and stocking distributors cancelled orders that are typically weighted to the end of the quarter.

Trauma and Deformity revenue for the first quarter of 2020 was $12.2 million, a 21.9% increase compared to $10.0 million for the same period last year. Scoliosis revenue was $3.7 million, a 12.8% decrease compared to $4.3 million for the first quarter of 2019. Sports Medicine/other revenue for the first quarter of 2020 was $435 thousand, a 14.2% increase compared to $381 thousand for the same period last year. Scoliosis was impacted by COVID more quickly as elective surgeries were deferred.

Gross profit for the first quarter of 2020 was $12.2 million, a 14.6% increase compared to $10.7 million for the same period last year. Gross profit margin for the first quarter of 2020 improved to 74.7%, compared to 72.7% for the same period last year due to an increase in domestic sales.

Total operating expenses for the first quarter of 2020 were $16.7 million, a 25.0% increase compared to $13.4 million for the same period last year. The increase in operating expenses was driven by a 40.4% increase in general and administration expense primarily as a result of increased non-cash stock compensation as well as depreciation, a 15.5% increase in sales and marketing, and a 4.3% increase in research and development. Operating loss for the first quarter of 2020 was ($4.5) million compared to ($2.7) million for the same period last year.

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Net interest expense for the first quarter of 2020 was $0.4 million, compared to $0.3 million for the same period last year.

Net loss attributable to common stockholders for the first quarter of 2020 was ($4.9) million, compared to ($3.0) million for the same period last year. Net loss attributable to common stockholders for the period was ($0.30) per basic and diluted share, compared to ($0.21) per basic and diluted share for the same period last year. Adjusted EBITDA for the first quarter of 2020 was ($2.1) million as compared to ($1.4) million for the first quarter of 2019. See below for additional information and a reconciliation of non-GAAP financial information.

The weighted average number of diluted shares outstanding for the three-month period ended March 31, 2020 was 16,423,853 shares.

In the first quarter of 2020, we had 167 sales representatives, up 21.0% compared to 138 in the same period of 2019.

The change in property and equipment during the first quarter of 2020 was $4.0 million, which compared to $5.0 million for the same period last year. This investment reflects the deployment of consigned sets, which includes product specific instruments and cases and trays. Including the implants, $3.3 million of consigned sets were deployed during the first quarter of 2020, compared to $2.7 million during the first quarter of 2019.

As of March 31, 2020, cash and restricted cash were $54.9 million after paying back the $5.0 million revolving credit facility, compared to $72.0 million as of December 31, 2019, and the Company had approximately $21.2 million in total outstanding indebtedness, with the full amount of its $15.0 million revolving credit facility currently available.

Full Year 2020 Financial Guidance Suspended
Due to the rapidly evolving environment and continued uncertainties surrounding the duration and impact of COVID-19, OrthoPediatrics maintains suspension of its revenue growth and set consignment guidance for the full year 2020.

Conference Call
OrthoPediatrics will host a conference call on Wednesday, May 6, 2020, at 8:00 a.m. ET to discuss the results. The dial-in numbers are (855) 289-4603 for domestic callers and (614) 999-9389 for international callers. The conference ID number is 5684747. A live webcast of the conference call will be available online from the investor relations page of the OrthoPediatrics’ corporate website at www.orthopediatrics.com.

A replay of the webcast will remain available on OrthoPediatrics’ website, www.orthopediatrics.com, until the Company releases its second quarter 2020 financial results. In addition, a telephonic replay of the call will be available until May 13, 2020. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 5684747.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking

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statements, including, among others: the risks related to COVID-19, the impact such pandemic may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 5, 2020, as updated and supplemented by our other SEC reports filed time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of Adjusted EBITDA, which differs from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA in this release represents net loss, plus interest expense, net plus other expense, depreciation and amortization, stock-based compensation expense, and acquisition related costs. Adjusted EBITDA is presented because the Company believes it is a useful indicator of its operating performance. Management uses the metric as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes this measure is useful to investors as supplemental information because it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company believes Adjusted EBITDA is useful to its management and investors as a measure of comparative operating performance from period to period. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using Adjusted EBITDA on a supplemental basis. The Company’s definition of this measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain a reconciliation of Net Loss from continuing operations to non-GAAP Adjusted EBITDA.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 35 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 43 countries outside the United States. For more information, please visit www.orthopediatrics.com.

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Investor Contacts
The Ruth Group
Tram Bui / Emma Poalillo
(646) 536-7035 / 7024
tbui@theruthgroup.com / epoalillo@theruthgroup.com

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands, Except Share Data)

	March 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash	$53,580	$70,777
Restricted cash	1,361	1,250
Accounts receivable - trade, less allowance for doubtful accounts of $176 and $506, respectively	14,118	16,003
Inventories, net	43,966	38,000
Notes receivable	582	564
Prepaid expenses and other current assets	1,514	1,464
Total current assets	115,121	128,058

Property and equipment, net	24,078	21,349

Other assets:
Amortizable intangible assets, net	15,121	14,484
Goodwill	15,179	13,773
Other intangible assets	4,700	4,490
Total other assets	35,000	32,747

Total assets	$174,199	$182,154

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	$8,262	$6,467
Accrued compensation and benefits	2,977	4,349
Current portion of long-term debt with affiliate	126	124
Other current liabilities	2,467	2,723
Total current liabilities	13,832	13,663

Long-term liabilities:
Long-term debt with affiliate, net of current portion	21,043	26,067
Operating lease liabilities	57	63
Total long-term liabilities	21,100	26,130

Total liabilities	34,932	39,793

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized; 16,887,674 shares and 16,723,128 shares issued as of March 31, 2020 (unaudited) and December 31, 2019	4	4
Additional paid-in capital	274,578	271,182
Treasury stock, at cost; 4,104 and 0 shares at March 31, 2020 (unaudited) and December 31, 2019	(187)	—
Accumulated deficit	(133,767)	(128,822)
Accumulated other comprehensive loss	(1,361)	(3)
Total stockholders' equity	139,267	142,361
Total liabilities and stockholders' equity	$174,199	$182,154

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2020	2019
Net revenue	$16,356	$14,656
Cost of revenue	4,143	4,001
Gross profit	12,213	10,655

Operating expenses:
Sales and marketing	7,564	6,547
General and administrative	7,881	5,612
Research and development	1,265	1,213
Total operating expenses	16,710	13,372

Operating loss	(4,497)	(2,717)

Other expenses:
Interest expense, net	379	303
Other expense	69	—
Total other expenses	448	303

Net loss	$(4,945)	$(3,020)
Weighted average common shares - basic and diluted	16,423,853	14,367,056
Net loss per share attributable to common stockholders - basic and diluted	$(0.30)	$(0.21)

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	For the Three Months Ended March 31,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(4,945)	$(3,020)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,375	828
Stock-based compensation	958	471
Changes in certain current assets and liabilities:
Accounts receivable - trade	760	(1,180)
Inventories	(5,096)	(2,156)
Prepaid expenses and other current assets	(56)	(196)
Accounts payable - trade	1,739	2,373
Accrued expenses and other liabilities	(1,694)	(719)
Other	3	128
Net cash used in operating activities	(6,956)	(3,471)

INVESTING ACTIVITIES
Acquisition of Telos, net of cash acquired	(1,670)	—
Purchases of licenses	—	(19)
Purchases of property and equipment	(3,953)	(4,963)
Net cash used in investing activities	(5,623)	(4,982)

FINANCING ACTIVITIES
Payments on note with affiliate	(5,000)	—
Repurchases of common shares	(187)	—
Proceeds from exercise of stock options	688	565
Payments on mortgage notes	(31)	(29)
Net cash (used in) provided by financing activities	(4,530)	536

Effect of exchange rate changes on cash	23	—

NET DECREASE IN CASH	(17,086)	(7,917)

Cash and restricted cash, beginning of year	72,027	60,691
Cash and restricted cash, end of period	$54,941	$52,774

Cash paid for interest	$379	$303
Transfer of instruments from property and equipment to inventory	$182	$217
Issuance of common shares to acquire Telos	$1,750	$—

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ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended March 31,
Product sales by geographic location:	2020	2019
U.S.	$13,384	$10,267
International	2,972	4,389
Total	$16,356	$14,656

	Three Months Ended March 31,
Product sales by category:	2020	2019
Trauma and deformity	$12,210	$10,017
Scoliosis	3,711	4,258
Sports medicine/other	435	381
Total	$16,356	$14,656

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended March 31,
	2020	2019
Net loss	$(4,945)	$(3,020)
Interest expense, net	379	303
Other expense	69	—
Depreciation and amortization	1,375	828
Stock-based compensation	958	471
Acquisition related costs	80	—
Adjusted EBITDA	$(2,084)	$(1,418)

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